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                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                     (TOGETHER WITH ANY ASSOCIATED RIGHTS)
                                       OF

                          PRISM FINANCIAL CORPORATION
                                       AT

                              $7.50 NET PER SHARE
                                       BY

                       PRISM ACQUISITION SUBSIDIARY, INC.
                     A WHOLLY OWNED, INDIRECT SUBSIDIARY OF

                              ROYAL BANK OF CANADA

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON APRIL 19, 2000, UNLESS THE OFFER IS EXTENDED.
                                                                  March 22, 2000

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase, dated March 22, 2000 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer") relating to the third party tender offer by Prism Acquisition Subsidiary, Inc., a Delaware corporation (the "Purchaser") and a wholly owned, indirect subsidiary of Royal Bank of Canada, a Canadian commercial bank, to purchase all of the issued and outstanding shares of common stock, par value $.01 per share (the "Common Stock") of Prism Financial Corporation, a Delaware corporation (the "Company"), together with associated rights to purchase preferred stock issued pursuant to the Rights Agreement dated as of January 27, 2000, between the Company and LaSalle Bank National Association (the "Rights" and, together with the Common Stock, the "Shares," at a price of $7.50 per Share, net to the seller in cash, less any required withholding of taxes and without the payment of any interest, upon the terms and subject to the conditions set forth in the Offer.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

     Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, in accordance with the terms and subject to the conditions set forth in the Offer.

     Your attention is directed to the following:

     1. The Offer price is $7.50 per Share, net to the seller in cash, less any required withholding of taxes.

     2. The Offer is being made for all of the issued and outstanding Shares.

     3. The Offer is being made pursuant to the terms of a Merger Agreement, dated as of March 10, 2000, among Royal Bank of Canada, Company and Purchaser (the "Merger Agreement"). The Merger Agreement provides, among other things, for the making of the Offer by Purchaser. The Merger Agreement further provides that Purchaser will be merged with and into the Company (the "Merger") promptly after satisfaction or waiver of certain conditions. The Company will continue as the surviving corporation after the Merger and will be a wholly owned, indirect subsidiary of Royal Bank of Canada.
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     4. The Board of Directors of the Company has (i) determined that each of the Offer and the Merger is advisable and is fair to the stockholders of the Company and in the best interests of such stockholders and (ii) approved and adopted the Merger Agreement and the transactions contemplated thereby and resolved to recommend acceptance of the Offer and approval and adoption by the stockholders of the Company, if necessary, of the Merger Agreement.

     5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on April 19, 2000, unless the Offer is extended.

     6. Tendering stockholders will not be obligated to pay any commissions or fees to any broker, dealer or other person or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the transfer and sale of Shares to Purchaser or to its order pursuant to the Offer.

     7. THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THE SATISFACTION OR WAIVER OF CERTAIN CONDITIONS TO THE OBLIGATIONS OF PURCHASER AND THE COMPANY TO CONSUMMATE THE OFFER, INCLUDING (I) THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER AT LEAST A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES, AND (II) RECEIPT BY PURCHASER AND THE COMPANY OF CERTAIN GOVERNMENTAL AND REGULATORY APPROVALS.

     If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your Shares, all such Shares will be tendered unless otherwise specified in such instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf on or prior to the expiration of the Offer.
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               INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE
                        ALL OF THE OUTSTANDING SHARES OF
                                  COMMON STOCK
                     (TOGETHER WITH ANY ASSOCIATED RIGHTS)
                                       OF

                          PRISM FINANCIAL CORPORATION
                                       AT

                              $7.50 NET PER SHARE
                                       BY

                       PRISM ACQUISITION SUBSIDIARY, INC.
                     A WHOLLY OWNED, INDIRECT SUBSIDIARY OF

                              ROYAL BANK OF CANADA

     The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated March 22, 2000 of Prism Acquisition Subsidiary, Inc., a Delaware corporation and a wholly owned, indirect subsidiary of Royal Bank of Canada ("Purchaser"), and the related Letter of Transmittal, relating to the shares of common stock, par value $.01, of Prism Financial Corporation, a Delaware corporation (the "Shares").

     This will instruct you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

Number of Shares
to be Tendered:           Shares*
                                                        SIGN HERE

                                          --------------------------------------
                                          Signature(s)

                                          --------------------------------------
                                          Please print name(s)

                                          --------------------------------------

                                          --------------------------------------
                                          Address

                                          --------------------------------------
                                          Account Number

                                          --------------------------------------
                                          Area Code & Telephone Number

                                          --------------------------------------
                                          Taxpayer Identification Number(s) or
                                          Social Security Number(s)

                                          Dated , 2000

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* Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.